UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: August 1, 2007

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 1, 2007, Nuvelo, Inc. issued a press release regarding Nuvelo’s financial results for its second fiscal quarter ended June 30, 2007. A copy of Nuvelo’s press release, titled “Nuvelo Reports Second Quarter 2007 Financial Results,” is attached hereto as Exhibit 99.1.

The information furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On August 1, 2007, Nuvelo announced that it was terminating employees to reduce its current workforce by approximately 30 percent and will suspend development of its product candidate rNAPc2 in all indications, in order to focus on core development programs that it believes will produce nearest-term proof-of-concept data. The employee terminations will be effective beginning August 3, 2007. Nuvelo is providing severance and career transition assistance to the terminated employees, and anticipates incurring restructuring charges of approximately $2.5 million, primarily associated with personnel-related termination costs, which will be recognized in the third quarter of 2007.

On August 1, 2007, Nuvelo issued a press release announcing the workforce reduction described under this Item 2.05. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the workforce reduction described above, H. Ward Wolff’s employment will terminate and Mr. Wolff will cease to serve as Nuvelo’s Chief Financial Officer effective August 14, 2007. On August 1, 2007, the Board of Directors appointed Lee Bendekgey, current Senior Vice President and General Counsel of Nuvelo, to the additional position of Chief Financial Officer, effective August 14, 2007, immediately following Mr. Wolff’s departure from the position.

Mr. Bendekgey, 49, joined Nuvelo in July 2004 as Senior Vice President and General Counsel. Mr. Bendekgey also served as Nuvelo's Chief Financial Officer from July 2004 until November 2005. Prior to joining Nuvelo, Mr. Bendekgey was employed by Incyte Corporation from 1998 to January 2004, where he held several executive positions, including executive vice president, general counsel, acting chief financial officer and acting general manager of information business. From 1993 to 1997, Mr. Bendekgey worked for Silicon Graphics, Inc. where he held a variety of positions in their legal group. Prior to his employment with Silicon Graphics, he served as a partner at Graham & James (now Squire Sanders & Dempsey) where he specialized in intellectual property, corporate, and commercial law and founded the firm’s Palo Alto office. Mr. Bendekgey graduated magna cum laude with a bachelor of arts degree from Kalamazoo College and received his J.D. from Stanford University.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release titled “Nuvelo Reports Second Quarter 2007 Financial Results” dated August 1, 2007.

99.2	Press Release titled “Nuvelo Reduces Expenses and Realigns Organization to Focus on Programs Expected to Yield Nearest-Term Proof-of-Concept Data” dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President and General Counsel

Dated: August 1, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled “Nuvelo Reports Second Quarter 2007 Financial Results” dated August 1, 2007.

99.2	Press Release titled “Nuvelo Reduces Expenses and Realigns Organization to Focus on Programs Expected to Yield Nearest-Term Proof-of-Concept Data” dated August 1, 2007.